EXHIBIT 1.2
                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

              PPLUS CLASS A 6.00 % TRUST CERTIFICATES SERIES GSC-3 PPLUS CLASS B 0.345 % TRUST CERTIFICATES SERIES GSC-3

                                 TERMS AGREEMENT


                                                               November 17, 2004


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 4,000,000 PPLUS Class A 6.00% Trust Certificates Series GSC-3 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 4,000,000 PPLUS Class B 0.345% Trust Certificates Series GSC-3 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

         Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:

Title:                                         PPLUS Trust Certificates Series
                                               GSC-3, offered in two classes
                                               (Class A Trust Certificates and
                                               Class B Trust Certificates).

Ratings:                                       "A-" from Standard & Poor's, and
                                               "A1" from Moody's

Amount:                                        4,000,000 Class A Trust
                                               Certificates
                                               4,000,000 Class B Trust
                                               Certificates

Class A Trust Certificate Denominations:       Stated amount of $25 and integral
                                               multiples thereof.

Class B Trust Certificate Denominations:       Notional principal amount of $25
                                               and integral multiples thereof.

Currency of payment:                           U.S. dollars.

Distribution rate or formula:                  Holders of Class A Trust
                                               Certificates will be entitled to
                                               distributions at 6.00% per annum
                                               through February 15, 2034, unless
                                               the Class A Trust Certificates
                                               are redeemed or called prior to
                                               such date.

                                               Holders of Class B Trust
                                               Certificates will be entitled to
                                               distributions at 0.345% per annum
                                               through February 15, 2034, unless
                                               the Class B Trust Certificates
                                               are redeemed or called prior to
                                               such date.

Cut-off Date                                   November 26, 2004

Distribution payment dates:                    February 15 and August 15,
                                               commencing February 15, 2005.

Regular record dates:                          As long as the Underlying
                                               Securities are represented by one
                                               or more global certificated
                                               securities, the record day will
                                               be the close of business on the
                                               Business Day prior to the
                                               relevant distribution payment
                                               dates, unless a different record
                                               date is established for the
                                               Underlying Securities. If the
                                               Underlying Securities are no
                                               longer represented by one or more
                                               global certificated securities,
                                               the distribution payment date
                                               will be at least one Business Day
                                               prior to the relevant
                                               distribution payment dates.

Stated maturity date:                          February 15, 2034

Sinking fund requirements:                     None

Conversion provisions:                         None

Listing requirements:                          Class A listed on the New York
                                               Stock Exchange

Black-out provisions:                          None

Fixed or Variable Price Offering:              Fixed Price Offering

Class A Trust Certificate Purchase Price:      $25.00 per Class A Trust
                                               Certificate

Class B Trust Certificate Purchase Price:      $1.08 per Class B Trust
                                               Certificate

Form:                                          Book-entry Trust Certificates
                                               with The Depository Trust
                                               Company, except in certain
                                               limited circumstances

Closing date and location                      November 26, 2004, Shearman &
                                               Sterling LLP, 599 Lexington
                                               Avenue, New York, New York

         Please accept this offer no later than 12:00 P.M. (New York City time) on November 17th, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                Very truly yours,

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED



                                By: /s/ Michael F. Connor
                                    -----------------------------
                                       Authorized Signatory





Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By:    /s/ Stephan Kuppenheimer
       -------------------------------------
       Name:    Stephan Kuppenheimer
       Title:   President


                        [TERMS AGREEMENT SIGNATURE PAGE]